Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-188405, 333-174132, 333-176132, 333-25379, 333-39070, 333-112427, 333-120716 and 333-156268) pertaining to various employee benefit plans of Tesoro Corporation of our report dated May 3, 2013, with respect to the combined financial statements of Cooper for the year ended December 31, 2012 incorporated by reference in this Current Report on Form 8-K of Tesoro Corporation.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
July 30, 2013